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                              [CAMBREX LETTERHEAD]


                                          NEWS RELEASE

                                          Release Date:  May 23, 1996

                                          Contact:  Peter Tracey
                                                    Executive Vice President/CFO
                                                    201-804-3010


              CAMBREX CORPORATION ADOPTS STOCKHOLDER RIGHTS PLAN


     East Rutherford, NJ - May 23, 1996 - Cambrex Corporation (AMEX:CBM) announced that based on advice from its financial and legal advisors its Board of Directors today voted to adopt a stockholder rights plan. Stockholders of record as of June 10, 1996 will receive one right for each share of Cambrex Common Stock owned on that date.

     The rights plan is intended to ensure fair treatment of stockholders in the event of any unsolicited offer that might lead to a takeover of the company. The rights plan provides that after a person or group acquires 15% or more of the company's voting shares, each shareholder (other than the 15% holder) may acquire the Company's Common Stock at a 50% discount from the market price.

     Cambrex Corporation manufactures specialty and fine chemicals. The Company's five major product categories are: Pharmaceutical Bulk Actives, Pharmaceutical Intermediates, Organic Intermediates, Performance Enhancers, and Polymer Systems.

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